UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2019

RH

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Common Stock, $0.0001 par value	RH	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2019 annual meeting of stockholders (the “Annual Meeting”) of RH held on July 24, 2019, RH’s stockholders voted on three proposals and cast their votes as described below. The proposals are set forth in RH’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 19, 2019.

Proposal 1: RH’s stockholders elected three (3) nominees to the Board of Directors, as Class I directors, each to hold office for a three-year term and until the 2022 annual meeting or until his or her successor is duly elected and qualified.

NAME	FOR	WITHHELD	BROKER NON-VOTES
Eri Chaya	13,398,093	427,763	3,312,998
Mark Demilio	13,019,363	806,493	3,312,998
Leonard Schlesinger	13,286,320	539,536	3,312,998

Proposal 2: RH’s stockholders cast their advisory, non-binding votes on executive compensation, as set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,945,972	1,559,623	320,261	3,312,998

Proposal 3: RH’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as RH’s independent registered public accounting firm for the 2019 fiscal year, as set forth below.

FOR	AGAINST	ABSTAIN
16,675,419	452,373	11,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RH

Dated: July 26, 2019	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer